FUND PARTICIPATION AGREEMENT



         THIS FUND PARTICIPATION AGREEMENT made as of the _____ day of April, 2005 by and between AXA EQUITABLE LIFE INSURANCE COMPANY, a New York corporation (the "Company"), and THE VANGUARD GROUP, INC., a Pennsylvania corporation, on its own behalf and on behalf of each Vanguard Fund (as defined below) identified in Schedule A attached hereto ("Vanguard").

                              W I T N E S S E T H:

         WHEREAS, Vanguard provides services as transfer agent, dividend disbursement agent, and shareholder servicing agent for the open-end, management investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"), that are included in the Vanguard Group of investment companies (each, a "Vanguard Fund" and collectively, the "Vanguard Funds");

         WHEREAS, the Company is a life insurance company which is supervised and examined by state authorities having supervision over insurance companies;

         WHEREAS, the Company provides participant accounting, recordkeeping and administrative services with respect to the American Dental Association Members Retirement Program, which meets the requirements of Sections 401(a) of the Internal Revenue Code of 1986, as amended (the "Plan"); and

         WHEREAS, the Plan allows for the allocation of net amounts received by the Company to the Vanguard Funds identified on Schedule A hereto (the "Funds") for investment in shares of those Funds; and

         WHEREAS, selection of a particular Fund is made by the Plan participant and such Plan participants may reallocate their investment options among the Funds in accordance with the terms of the Plan; and

         WHEREAS, the Company and Vanguard mutually desire the inclusion of the Funds as investment options for the Plan; and

         WHEREAS, it is intended that the Company will establish individual accounts on its record-keeping system reflecting all transactions by or on behalf of Plan participants and beneficiaries which result in purchases, redemptions or current-day exchanges by the Plan of shares of the Funds;

         WHEREAS, Vanguard will establish an account or accounts on its mutual fund shareholder accounting system to reflect the Plan's ownership of shares of the Funds and all transactions by the Plan involving such shares;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

         1. Sale and Redemption of Fund Shares.

                  (a) Appointment of Company as Limited Agent. Subject to and in accordance with the terms and procedures hereof, the Company is hereby appointed as the limited agent of Vanguard, and the Company hereby accepts such appointment, for the purpose of treating instructions received by the Company from Plan participants (to the extent such instructions would result in the purchase or redemption of Fund shares) ("Instructions") as receipt by Vanguard of purchase and redemption orders for shares of the Funds. Notwithstanding the Company's appointment hereunder as the limited agent of Vanguard for the sole purpose of receiving Instructions for the purchase and redemption by the Plan of shares of the Funds, the Company shall not be, nor hold itself out to the public or engage in any activity as, an agent for Vanguard in respect of or in connection with the distribution or marketing of shares of the Funds.

                  It is acknowledged and agreed by the parties that the availability of shares of any Fund shall be subject to such Fund's then current prospectus and Statement of Additional Information, federal and state securities laws and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD").

                  (b) Receipt of Instructions by Company. In the case of any orders resulting from Instructions received by the Company on any day on which the New York Stock Exchange is open for trading (a "Business Day") prior to the time the net asset values of shares of the Funds are determined (the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time) (the "Market Close"), such orders shall be accorded a trade date on Vanguard's accounting system that is the date of receipt of the Instructions by the Company, except as set forth in Section 3(e) below; provided that Vanguard receives notice of such orders in accordance with the provisions of Section 3(d) below. Any purchase or redemption order resulting from Instructions received by the Company on any Business Day after the Market Close shall be accorded a trade date on Vanguard's accounting system that is the next Business Day.

                  (c) Issuance of Fund Shares. Issuance and transfer of shares of the Funds shall be by book entry only. Stock certificates will not be issued to the Plan. Shares purchased from the Funds will be recorded on Vanguard's accounting system in the appropriate Plan account based upon information provided to Vanguard by the Company.

                  (d) Transmission of Orders by Company. Based on the Instructions received by the Company on each Business Day, the Company shall transmit to Vanguard by 8:30 a.m. Eastern Time on the following Business Day a fax transmission containing the net purchase or redemption order, in dollars, for shares of each Fund for the preceding Business Day. Each transmission by the Company of a net purchase or redemption order shall constitute a representation by the Company that such net order was based solely on Instructions from Plan participants received by the Company prior to the Market Close on the previous Business Day, and that such net order included all Instructions so received by the Company. The Company shall maintain records sufficient to identify the date and time of receipt of all Instructions involving the Funds and shall make such records available upon request for examination by Vanguard or its designated representative or, at the request of Vanguard, by appropriate governmental authorities.

                  (e) Extraordinary Plan Events. The Company is not authorized to accept as Vanguard's agent any individual purchase or redemption of shares in an amount which equals or exceeds the "Large Transaction Amount" for a Fund (as specified in Schedule B), where such order is the result of an "Extraordinary Plan Event" of which the Company is aware, unless the Company has notified Vanguard of such order, by calling the Company's assigned Vanguard associate, as soon as practicable following the Company becoming aware of the Extraordinary Event, and in no event later than 3:00 p.m. Eastern time on the trade date. For these purposes, an "Extraordinary Plan Event" shall mean an event outside the normal operation of the Plan such as the Plan moving into or out of a Fund or an asset transfer arising from a Plan sponsor's merger, acquisition or divestiture. In accordance with the prospectus of each Fund, Vanguard reserves the right to refuse any purchase order, or to delay settlement of any redemption order, which equals or exceeds the applicable Large Transaction Amount and results from an Extraordinary Plan Event, which Vanguard, in its sole discretion, deems disruptive or detrimental to the applicable Fund. In connection with any redemption order that equals or exceeds the applicable Large Transaction Amount, Vanguard reserves the right to delay delivery of redemption proceeds for up to seven days or to effect the redemption through an in-kind distribution of securities. Vanguard reserves the right to amend or revise Schedule B at any time and will provide at least 24 hours' notice of such revision to the Company.

                  (f) Wiring of Funds. In the case of a net purchase order, the Company shall remit or cause to be remitted to Vanguard the exact amount of requisite funds to cover such order by Federal Funds wire by 4:00 p.m. Eastern Time on the next Business Day after the net purchase order is received by the Company in accordance with the provisions of Sections 3(b) and (d) hereof (the "Settlement Date"). If a wire transfer relating to an aggregate purchase order is not received by Vanguard prior to Market Close on the Settlement Date, Vanguard reserves the right to (i) charge the Company interest on the amount of the delayed wire as provided below or (ii) redeem the shares for which payment has not been received.

                  In the case of a net redemption order, Vanguard shall remit or cause to be remitted to the Company or its designee the exact amount of requisite funds to cover such order by Federal Funds wire sent by Vanguard by 4:00 p.m. Eastern Time on the next Business Day after the net redemption order is received by the Company in accordance with the provisions of Sections 3(b) and (d) hereof; provided, however, that in the event that the Plan's account in a Fund is redeemed in full such that it will have a zero balance on such Business Day, Vanguard reserves the right to wire, or to cause to be wired, the redemption proceeds within the time frame set forth in the applicable Fund prospectus. If net redemption proceeds are not received by the Company or its designee by Market Close on the Settlement Date, Vanguard shall pay the Company or its designee interest on the amount of the delayed wire as provided below.

                  In the event that a wire is delayed, the interest owed shall be deemed to be the interest cost on the delayed funds until paid, charged at the Federal Funds "offered" rate as published by The Wall Street Journal.

                  (g) Transmission by Vanguard of Share Price and Distribution Information. Vanguard shall transmit to the Company by 7:00 p.m. Eastern Time on each Business Day a file identifying the net asset value per share (or "share price") of the Funds as of the Market Close on that Business Day. Vanguard shall also transmit to the Company by 7:00 p.m. Eastern Time on the first Business Day following each record date established for the payment of dividends or capital gains distributions by a Fund a file containing the dividend or capital gains distribution rate for such payment. The Company shall not be entitled to rely on any source of share price or distribution information other than such transmission by Vanguard.

                  (h) Confirmations. Vanguard shall transmit to the Company by 8:30 a.m. Eastern Time on each Business Day a confirmation of any net purchase or redemption orders for shares of the Funds with a trade date of the second preceding Business Day. However, on any Business Day that is the first Business Day of the month, Vanguard shall transmit such confirmation by 11:00 a.m. Eastern Time.

                  (i) Processing Adjustments. Each business day the Company and Vanguard will reconcile their records so that an appropriate number of shares of each of the Funds is credited to the Plan accounts invested in the various Funds with Vanguard.

                           (i) In the event of any error (other than a Pricing
                  Error, as hereinafter defined) or delay with respect to the procedures outlined in this Section 3 which is caused by Vanguard, Vanguard shall make any adjustments on its accounting system necessary to correct such error or delay and shall reimburse the Plan for any losses or reasonable costs incurred directly as a result of the error or delay.

                           (ii) In the event of any error or delay with respect
                  to the procedures outlined in this Section 3 that is caused by the Company, the Company shall adjust its records accordingly in order to correct such error or delay. The Company will notify Vanguard of the error and required correction and shall reimburse Vanguard and the Funds for any losses or reasonable costs incurred as a result of the error or delay. In the event of an error or delay caused by the Company, Vanguard will process any adjustment with the trade date of the day such error or delay is identified by the Company to Vanguard.

                           (iii) The Company and Vanguard, respectively, each
                  agree to provide the other prompt notice of any errors or delays of the type referred to in this Section 3(i) and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

                  (j) Pricing Errors. In the event of an error in the computation of a Fund's net asset value per share which, in accordance with procedures adopted by the Fund's Board of Trustees consistent with views expressed by the staff of the Securities and Exchange Commission regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to transactions previously effected on behalf of the Plan (a "Pricing Error"), Vanguard shall notify the Company as soon as possible after discovery of the

Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, Vanguard shall reimburse the affected Fund for any loss and shall make appropriate adjustments to the Plan's accounts, which adjustments shall net the impact of individual Plan participant gains and losses; this will result in either a net payment to the Plan from Vanguard (in the event of net Plan participant losses) or from the Plan to Vanguard (in the event of net Plan participant gains). If any Plan participant receives, solely as a result of a Pricing Error and prior to the Company's receipt of notice of such Pricing Error, an amount in excess of the amount to which such participant is entitled (an "overpayment"), the Company will make a good faith attempt to collect the overpayment from such participant to the extent practicable and permitted by law. If the Company's collection efforts are unsuccessful, the Company shall not be required to repay the overpayment out of its own funds, provided the overpayment was not the result of an error or other negligent act or omission on the part of the Company, but shall provide Vanguard with the name and address of the Plan participant to whom such overpayment was made. In the event that the Pricing Error causes the Company to incur any direct costs for re-processing Plan accounts, such as preparing and mailing revised statements or attempting to collect material overpayments, Vanguard shall reimburse the Company for all such reasonable costs upon receipt from the Company of an invoice or other statement documenting such costs in reasonable detail.

         4. Expenses.

                  (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by any Fund under this Agreement shall be paid by such Fund or Vanguard, including the cost of registration of such Fund's shares with the SEC and in states where required. All expenses incident to the performance by the Company under this Agreement shall be paid by the Company.

                  (b) Vanguard will provide for an annual education allocation for the Plan to be used in meeting specific communication objectives for Plan participants, which may be in the form of education meetings, written literature and other education services suggested or agreed to by the Plan sponsor. Additional education services for which the costs are in excess of the allocation amount will be disclosed to the Plan sponsor by Vanguard prior to providing such services.

                  (c) Vanguard shall provide the Company, upon request, with sufficient copies of the Funds' proxy material, periodic reports to shareholders and other materials that are required by law to be sent to Fund shareholders. To the extent a proxy solicitation is required by law, Vanguard shall distribute, or cause to be distributed, the Fund's proxy materials and any accompanying reports to then-existing Plan participants at its own expense, provided the Company furnishes Vanguard with such information as may be necessary for Vanguard to effect such distribution. In addition, Vanguard shall provide the Company, upon request, with a sufficient quantity of the Funds' prospectuses to be used in connection with the transactions contemplated by this Agreement. The cost of preparing and printing such materials shall be paid by the Funds, and the cost of distributing such materials shall be paid by the Company; provided, however, that if at any time a Fund reasonably deems the usage of such items to be excessive, Vanguard may request that the Company pay the cost of printing (including press time and paper) of any additional copies of such materials requested by the Company.

         5. Company Use of Vanguard Name. The Company agrees and acknowledges that Vanguard is the sole owner of its name and marks and those of the Funds, and that any and all use of any designation comprised in whole or in part of the use of those names and marks under this Agreement shall inure to the benefit of Vanguard. The use by the Company of those names and marks in any advertisement or sales literature or other promotional materials shall occur only with the prior written consent of a Managing Director or higher ranking officer of Vanguard. Except to the extent required by law, the Company shall not, without the prior written consent of Vanguard, make written representations regarding the Funds, Vanguard, or any of their affiliates, other than those contained in the then current registration statement and prospectus for the Funds, or in reports or proxy statements for the Funds, or in sales literature or other promotional material approved by Vanguard. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names and marks as soon as reasonably practicable.

         6. Administration of Plan. Administrative services to Plan participants, including without limitation all record keeping, shall be the responsibility of the Company and shall not be the responsibility of any Fund or Vanguard. Vanguard and the Funds shall recognize the Plan as the sole shareholder of each of the respective Fund shares issued under this Agreement.

         7. Representations and Warranties. Vanguard and the Company, respectively, each represent that it has obtained and shall maintain all authorizations, licenses, qualifications or registrations of any governmental body required of it in connection with this Agreement and that such registrations are and will remain in full force and effect during the term of this Agreement, and that it will promptly notify the other party in the event that it is unable to perform any of its obligations under this Agreement.

                  (a) The Company further represents and warrants that:

                           (i) it has full power and authority to enter into and
                  perform this Agreement;

                           (ii) it is not required to be registered as
                  broker-dealer under any applicable federal securities laws as a result of entering into and performing the services set forth in this Agreement; and

                           (iii) all purchases and redemptions of Fund shares
                  contemplated by this Agreement shall be effected in accordance with the Fund's then current prospectus.

                  (b) Vanguard further represents and warrants that:

                           (i) it is duly registered as a transfer agent under
                  Section 17A of the Securities Exchange Act of 1934, as amended;

                           (ii) it is authorized to enter into this Agreement on
                  behalf of the Funds, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements with respect to

                  (A) the Funds or (B) any applicable law;

                           (iii) each Fund is an open-end investment company
                  registered under the 1940 Act; and

                           (iv) a registration statement under the Securities
                  Act of 1933, as amended (the "1933 Act"), is current and appropriate state securities law filings have been made and will continue to be made with respect to all shares of the Funds being offered for sale.

         8. Termination. This Agreement shall terminate:

                  (a) at the option of either the Company or Vanguard upon ninety days' advance written notice to the other, or any mutually agreed upon time period;

                  (b) at the option of the Company if the Funds' shares are not available for any reason to meet the requirements of the Plan as determined by the Company, provided that reasonable advance notice of election to terminate shall be furnished by the Company;

                  (c) at the option of either the Company or Vanguard upon the taking of any material action or the institution of proceedings against the Plan, Vanguard or the Funds by the NASD, the SEC or any other regulatory body;

                  (d) upon assignment of this Agreement unless made with the written consent of the other party hereto; or

                  (e) if the Funds' shares are not registered, issued or sold in compliance with federal law or such law precludes the use of Fund shares as an underlying investment medium of the Plan, provided that prompt notice shall be given by either party should such situation occur.

         9. Continuation of Agreement. Termination as a result of any cause listed in the preceding paragraph shall not affect Vanguard's obligation to furnish shares of the Funds to the Plan to the extent that shares of one or more Funds then serve or may serve as investment options under the Plan unless such further sale of Fund shares is proscribed by law or the SEC or other regulatory body.

         10. Plan Materials; Filed Documents.

                  (a) All materials and literature prepared by the Company or its agents for use in or servicing the Plan and referencing or describing Vanguard and/or the Funds will be submitted to Vanguard for review and acceptance in Vanguard's sole discretion before such materials are first used.

                  (b) Vanguard will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Funds promptly after the filing of such documents with the SEC or other regulatory authorities.

         11.      Indemnification.

                  (a) The Company agrees to indemnify and hold harmless Vanguard and the Funds and each of their respective directors, officers, employees, agents and each person, if any, who controls a Fund or Vanguard within the meaning of the 1933 Act (collectively, the "Vanguard Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) to which the Vanguard Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or are based upon (i) the Company's lack of good faith, negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, (ii) any material breach by the Company of this Agreement, or (iii) any material breach by the Company of any representation, warranty or covenant made in this Agreement. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                  (b) Vanguard agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act (collectively, the "Company Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Vanguard) or litigation (including legal and other expenses) to which the Company Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or are based upon (i) Vanguard's lack of good faith, negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, (ii) any material breach by Vanguard of this Agreement, or (iii) any material breach by Vanguard of any representation, warranty or covenant made in this Agreement. This indemnity agreement will be in addition to any liability that Vanguard may otherwise have.

                  (c) Neither party shall be liable under the indemnification provisions of this Section 11 with respect to any claim made against an indemnified party unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such indemnified party shall have received notice of such service on a designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought otherwise than on account of the indemnification provisions of this Section 11. In case any such action is brought against indemnified parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to an indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such indemnified party under this agreement for any legal or other expenses subsequently incurred by such indemnified party independently in connection with the defense thereof other than reasonable costs of investigation.

         12.      Miscellaneous.

                  (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

                  (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by fax, telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, to the party to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to the other party:

                  To the Company:

                  AXA Equitable Life Insurance Company
                  200 Plaza Drive
                  Secaucus, NJ  07094
                  Attention: Santo LoPorto

                  To Vanguard or any Fund:

                  The Vanguard Group, Inc.
                  P.O. Box 2600 - V26
                  Valley Forge, PA  19482
                  Attention: Pauline C. Scalvino

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

                  (c) Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

                  (e) Compliance with Applicable Laws. The Company and Vanguard will conduct each of the activities pursuant to this Agreement in compliance with all applicable laws, rules and regulations, including, but not limited to, the securities laws governing the sale of mutual fund shares.

                  (f) Anti-Money Laundering Policies. To the extent legally required, each party agrees to comply with all applicable anti-money laundering rules, regulations and government guidance, including but not limited to, cash and suspicious activity reporting and recordkeeping requirements, as well as creation and implementation of policies, procedures and internal controls in order to ensure compliance.

                  (g) Authorized Persons. For purposes of this Agreement, the Company will designate "Authorized Persons" entitled to act on its behalf in connection with this Agreement. "Authorized Person" will mean any officer or employee of the Company designated by providing Vanguard with the following: (a) a properly certified copy of a corporate resolution reflecting the vote of the Board of Directors of the Company authorizing the officer or employee to act in connection with this Agreement; and (b) a specimen signature of such officer or employee. Vanguard shall be entitled to act upon all instructions received from such Authorized Persons until it receives and has had a reasonable opportunity to act upon written notice from the Company that such persons are no longer authorized to act.

                  (h) Confidentiality. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the Plan participants and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not (unless it has obtained the express written consent of the affected party) disclose, disseminate or utilize such names and addresses and other confidential information, except as may be required in order to fulfill its obligations under this Agreement, until such time as it may come into the public domain, except to the extent that such names and addresses were rightfully in a party's possession free of any obligation of confidentiality at or subsequent to the time such names and addresses were communicated to such party by the other party.

                  (i) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                  (j) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with regard to the Company's utilizing the Funds identified herein in the Plan and supersedes all prior agreements and understandings relating to the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the day and year first above written.



                                    AXA EQUITABLE LIFE INSURANCE COMPANY


                                    By:__________________________________

                                    Its:__________________________________




                                    THE VANGUARD GROUP, INC.


                                    By:__________________________________

                                    Its:__________________________________

                                   SCHEDULE A

                                    THE FUNDS



                Vanguard LifeStrategy Income Fund Investor Shares
           Vanguard LifeStrategy Moderate Growth Fund Investor Shares
             Vanguard Institutional Index Fund Institutional Shares

                                   SCHEDULE B

                            LARGE TRANSACTION AMOUNTS



                                                                   Large Transaction
                  Fund                                                   Amount
               -----------                                         -----------------
Vanguard LifeStrategy Income Fund Investor Shares                    $   500,000
Vanguard LifeStrategy Moderate Growth Fund Investor Shares             1,000,000
Vanguard Institutional Index Fund Institutional Shares                 1,000,000